Ex. 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended December				Year-To-Date December
	2021	2020	Change	Weather Adjusted Change	2021	2020	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	46,804	45,315	3.3%		193,380	186,225	3.8%

Total Retail Sales-	33,623	33,823	(0.6)%	2.5%	143,370	140,546	2.0%	2.4%
Residential	10,441	10,987	(5.0)%	2.6%	47,382	47,472	(0.2)%	0.5%
Commercial	10,938	10,824	1.1%	3.1%	46,639	45,434	2.7%	3.2%
Industrial	12,092	11,853	2.0%	2.0%	48,724	46,982	3.7%	3.7%
Other	152	159	(4.6)%	(4.6)%	625	658	(5.1)%	(5.1)%

Total Wholesale Sales	13,181	11,492	14.7%	N/A	50,010	45,679	9.5%	N/A

(In Thousands of Customers)

					Period Ended December
					2021	2020	Change
Regulated Utility Customers-
Total Utility Customers-					8,722	8,630	1.1%
Total Traditional Electric					4,385	4,322	1.5%
Southern Company Gas					4,337	4,308	0.7%